Exhibit 3.22

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 02/09/2010
FILED 02:46 PM 02/08/2010
SRV 100121857 - 4786422 FILE

CERTIFICATE OF FORMATION

OF

RICHMOND SEMICONDUCTOR, LLC

This Certificate of Formation of Richmond Semiconductor, LLC, dated as of February 4, 2010, has been duly executed and is being filed by Shirley E. Goza, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

FIRST:          The name of the limited liability company is Richmond Semiconductor, LLC (the “LLC”).

SECOND:     The address of the LLC's registered office in the State of Delaware is c/o Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware 19901. The name of the LLC’s registered agent for service of process in the State of Delaware at such address is Capitol Services, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Richmond Semiconductor, LLC as of the date first written above.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 02/09/2010
FILED 02:46 PM 02/08/2010
SRV 100121857 - 4786422 FILE

STATE OF DELAWARE

WAIVER OF REQUIREMENT
FOR AFFIDAVIT OF EXTRAORDINARY CONDITION

It appears to the Secretary of State that an earlier effort to deliver this instrument and tender such taxes and fess was made in good faith on the file date stamped hereto. The Secretary of State has determined that an extraordinary condition (as reflected in the records of the Secretary of State) existed at such date and time and that such earlier effort was unsuccessful as a result of the existence of such extraordinary condition, and that such actual delivery and tender were made within a reasonable period (not to exceed two business days) after the cessation of such extraordinary condition and establishes such date and time as the filing date of such instrument.

Jeffrey W. Bullock
Jeffrey W. Bullock
Secretary of State

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:20 AM 06/29/2010
FILED 11:20 AM 06/29/2010
SRV 100698960 - 4786422 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.          Name of Limited Liability Company: Richmond Semiconductor, LLC

2.          The Certificate of Formation of the limited liability company is hereby amended as follows:

Article "FIRST" is deleted in its entirety and replaced with the following:

"FIRST: The name of the limited liability company is Quality Investment Properties Richmond, LLC (the "LLC")."

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of June, A.D, 2010.

By:	/s/ Timothy J. Kuester
Authorized Person(s)

Name:	Timothy J. Kuester
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